Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Trailer Bridge, Inc.

Jacksonville, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-88502 and 333-147672) of Trailer Bridge, Inc. of our report dated March 28, 2008, relating to the financial statements and financial statement schedule which appears in this Form 10-K.

/s/ BDO Seidman, LLP
Miami, Florida
March 28, 2008